EXHIBIT 23


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                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedules of IDACORP, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158) and management's report on the effectiveness of internal control over financial reporting dated February 28, 2007 appearing in the Annual Report on Form 10-K of IDACORP, Inc. for the year ended December 31, 2006.


/s/ DELOITTE & TOUCHE LLP

Boise, Idaho
May 30, 2007